Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement Nos. 333-231815, 333-204796, 333-189009, 333-182051, 333-167290, 333-139063, and 333-41352 on Form S-8 of our reports dated March 26, 2020, relating to the financial statements of Raven Industries, Inc. and the effectiveness of Raven Industries, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 31, 2020.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
March 26, 2020